Exhibit 10.40

                    AMENDED AND RESTATED

              RETIREMENT PLAN FOR DIRECTORS OF

               CONSOLIDATED FREIGHTWAYS, INC.

                      January 1, 1994




   I.  PURPOSE

The Consolidated Freightways, Inc. Retirement Plan for Directors (the "Plan") has been established to provide retirement income to eligible directors and to assist Consolidated Freightways, Inc. (the "Company") in attracting and retaining individuals with the desired skills to serve on the Board of Directors of the Company (the "Board") and effectively carry out their duties in representing the Company and its shareholders.

  II.  TERM

The Plan is effective as of May 1, 1989 and shall remain in effect unless amended or terminated by the Board or ter-minated by change of control, as described in Section V of this Plan.

 III.  ELIGIBILITY AND VESTING

A director of the Company shall automatically participate in the Plan by accruing a retirement benefit for each full calendar month he or she is a non-employee director of the Company.

The retirement benefit accrued vests when a participant completes sixty months of service as a director, including service as an employee and non-employee director. If a participant terminates service as a director prior to that time, such participant shall not be entitled to any retirement benefit under the Plan.

  IV.  RETIREMENT BENEFIT

      (a)  Accrual of Retirement Benefit

           For each full calendar month that a director serves as a non-employee director of the Company prior to January 1, 1994, the director will accrue a retirement benefit equal to $2,500.
           Each month after that date, a director will accrue a retirement benefit equal to one-twelfth of the annual cash retainer, whether paid or deferred, then in effect. The maximum number of months for which benefits may be accrued as a non-employee director is two hundred-forty months (twenty years).

           (b)  Timing of Benefit Payment and Form

           Should a participant terminate service as a director mid-quarter, the first benefit payment shall be paid the first of the month following termination, provided that the participant is not then an employee of the Company or a subsidiary on such date. If the participant is an employee of the Company or a subsidiary on the first payment date, benefit payments shall commence on the first day of the next subsequent month as of which the participant is not an employee of the Company or a subsidiary. Otherwise, retirement benefits shall be paid quarterly, commencing on the first day of the calendar quarter following termination of service as a director.

      (c)  Amount of Benefit Payments

           Quarterly benefit payments shall equal three months of accrued benefits, starting with the earliest amounts accrued. If termination of service occurs mid-quarter, the first payment shall be prorated based on the number of full calendar months remaining in the quarter.
           Payments shall continue until all accrued retirement benefits have been paid.

      (d)  Suspension of Benefits

           If a participant resumes service as a director or becomes an employee of the Company or a subsidiary after payments begin under the terms of this Plan, benefit payments shall cease during the period of subsequent service or employment. If a participant is a non-employee director, the participant shall continue to accrue a retirement benefit for each full month of service, subject to limitation on accrual of a maximum of two hundred forty months. In no event shall the participant be credited with service for any period in which the participant receives benefit payments under this Plan, nor shall a participant be entitled to payments for more than two-hundred-forty months.

      (e)  Death Benefits

           If a director dies after having vested in a benefit under this Plan, but before all payments due that director have been made, any remaining payments shall be made to the director's surviving spouse. If at any time after the director is deceased, no surviving spouse exists, or a surviving spouse should die before all payments are made, a lump sum present value of the remaining benefits shall be payable to the director's or spouse's estate, as the case may be. Present value shall be determined as of the date of death using the published prime rate of Bank of America N.T. & S.A. then in effect.

      (f)  Forfeiture

           Any benefits payable under this Plan shall be forfeited in their entirety by any director who is terminated from service on the Board for cause or who becomes an employee or consultant of a competitor organization without the written consent of the Compensation Committee of the Board of Directors of the Company. In this Plan, cause shall be used to mean acts of moral turpitude. The Compensation Committee shall determine whether or not termination is for cause or if the participant becomes an employee or consultant of a competitor, in its sole discretion.

   V.  CHANGE OF CONTROL

If a change of control of the Company occurs, the Plan shall be immediately terminated and all benefits accrued to the date of the change of control shall become immediately payable to the participants, without discount or offset.
A "change in control" shall be deemed to have occurred, (i) if at any time (a) the Company shall cease to be a publicly owned corporation having its outstanding common stock listed on a nationally recognized stock exchange or traded over the counter, or (b) more than 25% of the Company's outstanding common stock (or the equivalent in voting power of any class or classes of outstanding securities of the Company ordinarily entitled to vote in the election of directors) shall be beneficially held or acquired by any corporation or person or group; or (ii) if during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute a majority thereof, unless the election, or nomination for election, by the Company's shareholders of each new director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period. "Group" shall mean persons who act in concert as described in
Section 14-(d)(2) of the Securities Exchange Act of 1934, as amended.

  VI.  ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee shall have broad discretion to administer and interpret the Plan and to take any necessary actions not inconsistent with the terms contained elsewhere in this plan document, in its sole discretion.

The Committee shall act by majority vote and any decisions of the Committee shall be final and binding on all parties.

 VII.  FUNDING

The Plan shall be unfunded and represent an unsecured obligation of the Company. Benefits earned under this Plan shall be paid from the general assets of the Company.
Neither the participants nor his or her estate or beneficiaries have any right against the Company with respect to benefits provided under this Plan except as a general unsecured creditor of the Company.

VIII.  LIMITATION OF RIGHTS/CREDITOR CLAIMS

No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the director, be in any manner subject to debts, contracts, liabilities or torts of such director. The Company will not recognize any act by a participant or occurring by operation of law (such as bankruptcy or garnishment) that attempts to pledge, assign or otherwise encumber benefits earned under this Plan, and any attempt to do so shall be null and void.

  IX.  AMENDMENT OR TERMINATION

The Board shall have the authority to amend or terminate the Plan at any time. However, no amendment or termination of the Plan shall unilaterally remove any benefit to which the participant would have been entitled had he or she actually terminated on the date immediately prior to the effective date of such plan amendment or termination.

  IX.  GOVERNING LAW

The Plan shall be construed and administered in compliance with the laws of the State of California, unless a superseding Federal law applies.




                              CONSOLIDATED FREIGHTWAYS, INC.


                              By /s/Eberhard G.H. Schmoller
                                 Eberhard G. H. Schmoller
                                 Senior Vice President and
                                 General Counsel

                              Dated as of October 1, 1994